Exhibit 5.1

1221 PEACHTREE STREET, N.E. • SUITE 400 • ATLANTA, GEORGIA 30361

TELEPHONE: +1.404.521.3939 • JONESDAY.COM

October 14, 2025

Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

Re: Registration Statement on Form S-3 Filed by Guardian Pharmacy Services, Inc.

Ladies and Gentlemen:

We have acted as counsel for Guardian Pharmacy Services, Inc., a Delaware corporation (the “Company”), in connection with: (a) the authorization of the possible issuance and sale from time to time, on a continuous or delayed basis, by the Company of up to 1,020,000 shares (the “Company Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and (b) the registration for resale from time to time, on a continuous or delayed basis, of up to 4,980,000 shares (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”) of Common Stock by certain selling stockholders, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”).

The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

The Company Shares, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares have been validly issued and are fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Company Shares or sale of Selling Stockholder Shares thereunder); (ii) a prospectus supplement describing the Shares offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Company Shares in the manner contemplated by the Registration Statement, and the Company Shares will have been authorized and reserved for issuance within the limits of the then remaining authorized but unissued and unreserved amounts of Common Stock; (iv) the resolutions authorizing the Company to issue, offer and sell the Company Shares will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Company Shares are offered or sold by the Company; and (v) all Company Shares will be issued in compliance with applicable federal and state securities laws.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS

DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG  KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID

MELBOURNE • MEXICO  CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH

SAN DIEGO • SAN FRANCISCO • SÃO  PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Guardian Pharmacy Services, Inc.

October 14, 2025

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day